UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 25, 2007

Polypore International, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-32266	43-2049334
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

11430 North Community House Road, Suite 350, Charlotte, NC	28277
(Address of principal executive offices)	(Zip code)

(704) 587-8409
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2007, Polypore International, Inc. (the “Company”) filed a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Amendment”) in order to effect a 147.422-for-one stock split (the “Stock Split”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), prior to the planned consummation of the Company’s initial public offering of Common Stock.  The Amendment increased the total number of the Company’s authorized shares to 215,000,000 from 600,000, consisting of 200,000,000 shares of Common Stock (increased from 350,000) and 15,000,000 shares of preferred stock, par value $0.01 per share (increased from 250,000).  The Amendment, which took effect on June 25, 2007, is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference as if set forth in full.

Item 8.01.   Other Events.

On June 28, 2007, the Company announced the pricing of its initial public offering of Common Stock and the commencement of trading of the Common Stock on the New York Stock Exchange under the symbol “PPO”.  The press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if set forth in full.

On June 29, 2007, the Company announced, as part of its previously announced tender offer and consent solicitation for its 10½% Senior Discount Notes due 2012 (the “Notes”), that it had accepted tenders and consents for approximately 98.49 % of the aggregate principal amount at maturity outstanding of the Notes.  The press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference as if set forth in full.

Item 9.01. Financial Statements and Exhibits

    (d) Exhibits

3.1	Certificate of Amendment to the Certificate of Incorporation of Polypore International, Inc.

99.1	Press Release, dated June 28, 2007.

99.2	Press Release, dated June 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Polypore International, Inc.

By:	/s/ Phillip Bryson
Phillip Bryson
General Counsel

Date:  June 29, 2007